UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2012

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 – Other Events

Item 8.01	Other Events

On June 12, 2012, KeyCorp submitted redemption notices to the property trustee for each trust listed below, which will result in the redemption of the trust preferred securities identified below on the redemption date specified below for such securities. The trust preferred securities will be redeemed at the redemption price per trust preferred security identified below plus accrued and unpaid interest to the redemption date. Under applicable regulatory capital guidelines, upon notice of redemption, these trust preferred securities will no longer qualify as Tier 1 Capital for KeyCorp. These redemptions are consistent with the capital plan KeyCorp submitted to the Board of Governors of the Federal Reserve System. The redemptions will be funded with available cash.

Pursuant to the terms of the trust preferred securities, KeyCorp may redeem such trust preferred securities within ninety (90) days of a “Capital Treatment Event” or “Regulatory Capital Event,” as the case may be. KeyCorp has determined that a Capital Treatment Event or Regulatory Capital Event, as the case may be, occurred upon approval by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency of a joint notice of proposed rulemaking addressing, among other matters, Section 171 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and providing detailed information regarding the cessation of Tier 1 capital treatment for outstanding trust preferred securities.

Trust	Security	Principal Amount	Redemption Price*	CUSIP	Redemption Date
KeyCorp Capital VII	5.70% Trust Preferred Securities	$139,108,000	$1,000	49327LAA4	07/12/12
KeyCorp Capital X	8.000% Enhanced Trust Preferred Securities	$568,083,325	$25	49327R103	07/12/12

*	Per security.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: June 12, 2012	/s/ Joseph M. Vayda
	By:	Joseph M. Vayda
Treasurer